UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2025

INNO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Texas	001-41882	87-4294543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

RM1, 5/F, No. 43 Hung To Road Kwun Tong, Kowloon, Hong Kong	999077
(Address of principal executive offices)	(Zip Code)

(800) 909-8800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	INHD	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

On September 10, 2025, Inno Holdings Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional investors, pursuant to which the Company offered, in a registered direct offering, 1,200,000 shares of its common stock, at a purchase price of $3.60 per share and pre-funded warrants to purchase up to 800,000 shares of common stock, at a purchase price of $3.59999 per pre-funded warrant (equal to $3.60 minus the exercise price of $0.00001 per pre-funded warrant). Upon closing of the offering, 285,000 pre-funded warrants were exercised for the issuance of 285,000 shares of the Company’s common stock.

The offering was made pursuant to that certain Registration Statement on Form S-3 (File No. 333-284054), which was previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on January 10, 2025, including the Prospectus contained therein and a prospectus supplement dated September 10, 2025 filed with the SEC on September 11, 2025.

The closing of the offering occurred on September 11, 2025. The Company received net proceeds of approximately $6.7 million from the offering, after deducting the estimated offering expenses payable by the Company, including the placement agent fees. The Company intends to use the net proceeds from the offering for general corporate purposes, including working capital.

In connection with the offering, the Company entered into a placement agent agreement (the “Placement Agent Agreement”), on September 9, 2025, with Aegis Capital Corp. (the “Placement Agent”), as the exclusive placement agent for the offering. The Company paid the Placement Agent a cash fee of 5.0% of the aggregate gross proceeds received in the offering and reimbursed certain expenses of the Placement Agent.

The foregoing summaries of the Securities Purchase Agreement and the Placement Agent Agreement do not purport to be complete and are subject to, and qualified in their entirety by, copies of such documents which are filed as exhibits to this report and are incorporated by reference herein.

McCarter & English, LLP, counsel to the Company, delivered opinions as to the legality of the issuance and sale of the shares and pre-funded warrants, and the legality and enforceability of the pre-funded warrants, as applicable, copies of which are filed as exhibits to this report.

Item 8.01 Other Events.

On September 10, 2025, the Company issued a press release announcing the pricing of the offering. On September 11, 2025, the Company issued a press release announcing the closing of the offering. Copies of the press releases are filed as exhibits to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of McCarter & English, LLP
10.1	Form of Securities Purchase Agreement, dated September 10, 2025, by and between Inno Holdings Inc. and certain institutional investors
10.2	Placement Agent Agreement, dated September 9, 2025, by and between Inno Holdings Inc. and Aegis Capital Corp.
10.3	Form of Pre-Funded Warrant
99.1	Press Release, dated September 10, 2025
99.2	Press Release, dated September 11, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNO HOLDINGS Inc.

Date: September 11, 2025	By:	/s/ Ding Wei
	Name:	Ding Wei
	Title:	Chief Executive Officer

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